Exhibit No. 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this report of Questar Corporation (the Company) on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the Report), Ronald W. Jibson, Chairman, President and Chief Executive Officer of the Company, and David M. Curtis, Vice President Controller and Acting Chief Financial Officer, Questar, Questar Gas and Questar Pipeline, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

QUESTAR CORPORATION

August 3, 2016	/s/ Ronald W. Jibson Ronald W. Jibson Chairman, President and Chief Executive Officer

August 3, 2016	/s/ David M. Curtis David M. Curtis Vice President Controller and Acting Chief Financial Officer, Questar, Questar Gas and Questar Pipeline